UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12
LIGAND PHARMACEUTICALS INCORPORATED
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LIGAND PHARMACEUTICALS INCORPORATION
SUPPLEMENTAL MATERIALS TO THE PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:30 a.m. Pacific Time on Friday, June 4, 2021

Explanatory Note

This supplement dated May 18, 2021 (this “Supplement”) supplements the Proxy Statement of Ligand Pharmaceuticals Incorporated (the “Company”) dated April 23, 2021 (the “Proxy Statement”) describing the matters to be voted upon at the Company’s 2021 annual meeting of stockholders (the “Annual Meeting”). This Supplement updates the Proxy Statement and should be read in conjunction with it.

This Supplement does not change the proposals to be acted on at the Annual Meeting, or the recommendations of the Board of Directors of the Company in relation thereto, which are described in the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

INDEPENDENT AUDITOR’S FEES

This Supplement is being provided to assist stockholders by providing more details on the “Tax Fees” line item in the table under the section “Fees Paid to the Independent Registered Public Accounting Firm” within Proposal No. 2, on page 20 of the Proxy Statement. The following table presents the updated “Fees Paid to the Independent Registered Public Accounting Firm” with additional details regarding the components of the “Tax Fees” rendered by Ernst & Young LLP, the majority of which were related to tax compliance fees, for the fiscal year ended December 31, 2020 and 2019:

Fee Category	Fiscal Year 2020 Fees	Fiscal Year 2019 Fees
Audit Fees(1)	$795,335	$790,105
Audit-related Fees(2)	404,000	514,147
Tax Compliance Fees(3)	1,106,886	769,000
	2,306,221	2,073,252
Tax Advice and Planning Services(4)	568,361	142,085
Total Fees	$2,874,582	$2,215,337
(1)     Audit fees consist of amounts for professional services rendered in connection with the integrated audit of our consolidated financial statements and related schedule and internal control over financial reporting, review of the interim condensed consolidated financial statements included in quarterly reports.
(2)    For the fiscal years ended December 31, 2020 and 2019, audit-related fees were primarily incurred for accounting consultations.
(3)    Tax compliance fees consist of fees for federal, state and international tax compliance and the preparation of original and amended tax returns and refund claims.
(4)    Tax advice and planning services fees consist of fees for tax advice and tax planning assistance, including non-recurring tax assistance in connection with acquisitions and dispositions. The increase in the tax advice and planning services fees in 2020 as compared to 2019 was primarily driven by four acquisitions and the divestiture of Vernalis, a United Kingdom based R&D business. The size and number of transactions in 2020 required additional tax advisory work over the prior year.

In considering the nature of the services provided by Ernst & Young LLP during the 2020 fiscal year, the audit committee determined that such services are compatible with the provision of independent audit services.

Ligand Pharmaceuticals Incorporated 2021 Proxy Statement 2

The audit committee discussed these services with Ernst & Young LLP and our management to determine that they are permitted under the rules and regulation concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

All services performed by Ernst & Young LLP in 2020 and 2019 were pre-approved in accordance with the requirements of the audit committee charter.

Except as stated above, there were no other fees charged by Ernst & Young LLP for 2020 or 2019. The audit committee considers the provision of these services to be compatible with maintaining the independence of Ernst & Young LLP. None of the fees paid to Ernst & Young LLP under the category “Tax Fees” described above were approved by the audit committee after services were rendered pursuant to the de minimis exception established by the SEC.

Important Information

The Company has filed a definitive Proxy Statement with the Securities and Exchange Commission (“SEC”) and has furnished to its stockholders a Proxy Statement in connection with the solicitation of proxies for the Annual Meeting. The Company advises its stockholders to read the Proxy Statement relating to the Annual Meeting, as supplemented by this Supplement, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.

Ligand Pharmaceuticals Incorporated 2021 Proxy Statement 3